Mason Street Funds, Inc.
N-SAR Filing
March 31, 2002


Sub Item 77G:  Defaults and arrears on senior securities


Defaulted                 Nature      Date of            Amount of
Issue          Par      of Default    Default   Series    Default

IT Group, Inc., 11.25%, 04/01/09
              xxx,000    Interest     01/17/02     4      $  1,669
              xxx,000    Interest     01/17/02     6      $ 21,696

Global Crossing, 9.50%, 11/15/09
              xxx,000    Interest     01/29/02     4      $    984
              xxx,000    Interest     01/29/02     6      $  9,841

Global Crossing, 9.625%, 05/15/08
              xxx,000    Interest     01/29/02     6      $  1,994

Mcleod USA, 9.50%, 11/01/08
              xxx,000    Interest     02/04/02     4      $    630
              xxx,000    Interest     02/04/02     6      $  5,039

Hyperion Telecommunications, 12.25%, 09/01/04
              xxx,000    Interest     02/04/02     4      $     67
              xxx,000    Interest     02/04/02     6      $    533